Exhibit 99.1

Written Statement of the Chief Executive Officer
Pursuant to 18 U.S.C. Sect. 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, Terry D. Growcock, Chairman and Chief Executive Officer of The Manitowoc Company, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report of the Company on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2003                                         /s/ Terry D. Growcock
                                                                       Terry D. Growcock
                                                                       Chairman and Chief Executive Officer

     This certification accompanies this Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906 has been provided to The Manitowoc Company, Inc. and will be retained by The Manitowoc Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.